Schedule A

LIST OF PORTFOLIOS

SPDR SSGA Multi-Asset Real Return ETF

SPDR SSGA Income Allocation ETF

SPDR SSGA Global Allocation ETF

SPDR Blackstone Senior Loan ETF

SPDR SSGA Ultra Short Term Bond ETF

SPDR DoubleLine Total Return Tactical ETF

SPDR DoubleLine Short Duration Total Return Tactical ETF

SPDR DoubleLine Emerging Markets Fixed Income ETF

SPDR SSGA US Sector Rotation ETF

SPDR SSGA Fixed Income Sector Rotation ETF

SPDR Nuveen Municipal Bond ETF

SPDR Loomis Sayles Opportunistic Bond ETF

SPDR Blackstone High Income ETF

SPDR Nuveen Municipal Bond ESG ETF

SPDR SSGA US Equity Premium Income ETF

SPDR Galaxy Digital Asset Ecosystem ETF

SPDR Galaxy Hedged Digital Asset Ecosystem ETF

SPDR Galaxy Transformative Tech Accelerators ETF

SPDR SSGA My2026 Municipal Bond ETF

SPDR SSGA My2027 Municipal Bond ETF

SPDR SSGA My2028 Municipal Bond ETF

SPDR SSGA My2029 Municipal Bond ETF

SPDR SSGA My2030 Municipal Bond ETF

SPDR SSGA My2031 Municipal Bond ETF

SPDR SSGA My2026 Corporate Bond ETF

SPDR SSGA My2027 Corporate Bond ETF

SPDR SSGA My2028 Corporate Bond ETF

SPDR SSGA My2029 Corporate Bond ETF

SPDR SSGA My2030 Corporate Bond ETF

SPDR SSGA My2031 Corporate Bond ETF

SPDR SSGA My2032 Corporate Bond ETF

SPDR SSGA My2033 Corporate Bond ETF

SPDR SSGA My2034 Corporate Bond ETF

SPDR SSGA My2035 Corporate Bond ETF

SPDR SSGA IG Public & Private Credit ETF

State Street Short Duration IG Public & Private Credit ETF

SPDR Bridgewater All Weather ETF

Dated: September 10, 2025